Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of China Jo-Jo Drugstores, Inc. of our report dated June 29, 2021, relating to the consolidated financial statements of China Jo-Jo Drugstores, Inc. (predecessor) in China Jo-Jo Drugstores, Inc. Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

BDO CHINA SHU LUN PAN Certified Public Accountants LLP

Shanghai, People’s Republic of China

April 27, 2022